UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2015, Oncothyreon Inc. (the “Company”) and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investment 10, L.L.C. and MSI BVF SPV, L.LC. (collectively, “BVF”) entered into a Securities Exchange Agreement pursuant to which BVF exchanged an aggregate of 7,500,000 shares of the Company’s Common Stock for 7,500 shares of the Company’s Series C Convertible Preferred Stock (the “Exchange”). The Exchange is expected to close on or around May 14, 2015.

A copy of the Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by reference to such exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2015, in connection with the Exchange, the Company designated 7,500 shares of its authorized and unissued preferred stock as Series C Convertible Preferred Stock and filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock with the Delaware Secretary of State (the “Certificate of Designation”), which is attached hereto as Exhibit 3.1. Each share of Series C Convertible Preferred Stock is convertible into 1,000 shares of the Company’s Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting Series C Convertible Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the shares of the Company’s Common Stock then issued and outstanding. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series C Convertible Preferred Stock will receive a payment equal to $0.0001 per share of Series C Convertible Preferred Stock before any proceeds are distributed to the holders of common stock, after any proceeds are distributed to the holder of the Company’s Class UA Preferred Stock and pari passu with any distributions to the holders of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. Shares of Series C Convertible Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series C Convertible Preferred Stock will be required to amend the terms of the Series C Convertible Preferred Stock. Shares of Series C Convertible Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	senior to all common stock;

•	senior to any class or series of capital stock hereafter created specifically ranking by its terms junior to the Series C Convertible Preferred Stock;

•	on parity with the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series C Convertible Preferred Stock; and

•	junior to the Company’s Class UA Preferred Stock and any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series C Convertible Preferred Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

The specimen Series C Convertible Preferred Stock certificate is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

4.1	Specimen Series C Convertible Preferred Stock Certificate

10.1	Securities Exchange Agreement, effective May 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President & Chief Executive Officer

Date: May 14, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

4.1	Specimen Series C Convertible Preferred Stock Certificate

10.1	Securities Exchange Agreement, effective May 13, 2015

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